As filed with the Securities and Exchange Commission on May 22, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 14, 1998
                                                           ------------


                                  CAPITAL TRUST
                                  -------------
             (Exact name of registrant as specified in its charter)


California                      1-8063                                94-6181186
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(State or other                 (Commission                     (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                      10016
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


715066.4

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ITEM 2.   Acquisition or Disposition of Assets

     On May 14, 1998, the Registrant acquired a subordinate $32.5 million interest in a combined $82.6 million floating rate mortgage loan and tenant improvement facility (the "Loan") made to the owner of the Wanamaker Building located in Philadelphia, Pennsylvania (the "Property"). The Registrant purchased approximately $19 million of trust certificates (the "Certificates") representing the junior tranches issued by the trust which holds the Loan and in connection therewith assumed a $13.5 million unfunded lending obligation under the tenant improvement facility.

     The Loan is secured by the Property which contains 1.4 million square feet of rentable space (approximately 70% office and 30% retail). Proceeds from the Loan were used by the existing borrower to acquire and renovate the Property. Future fundings by the Registrant pursuant to the tenant improvement facility will be used to reimburse the borrower for tenant improvements and other costs associated with approved leases at the Property.

     The purchase of the Certificates was funded with a combination of existing cash (20%) and financing (80%) through a repurchase obligation with an affiliate of Merrill Lynch & Company at a specified rate above LIBOR. The Certificates mature in April 2000, with two one-year extension periods, subject to certain terms and conditions. The Certificates bear interest at a specified rate above LIBOR. The Certificates are prepayable at par at any time subject to a prepayment fee.




715066.4

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                   (Registrant)


Date: May 22, 1998                By:    /s/ Edward L. Shugrue III
                                     -------------------------------
                                  Name:  Edward L. Shugrue III
                                  Title: Chief Financial Officer



715066.4

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